                                                              Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 (File No. 333-40535) to be filed on or about December 30, 1997, of our report dated February 5, 1997, on our audit of the financial statements of Houghton Acquisition Corporation d/b/a Hutchinson Foundry Products Company. We also consent to the reference to our firm under the caption "Experts".




/s/ Coopers & Lybrand L.L.P.


St. Louis, Missouri
December 30, 1997